    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 2001
                                                    REGISTRATION NO. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                         AURORA BIOSCIENCES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       DELAWARE                           33-0669859
             (STATE OR OTHER JURISDICTION              (I.R.S. EMPLOYER
           OF INCORPORATION OR ORGANIZATION)        IDENTIFICATION NUMBER)

                              11010 TORREYANA ROAD
                               SAN DIEGO, CA 92121
                                 (858) 404-6600

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              STUART J.M. COLLINSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         AURORA BIOSCIENCES CORPORATION
                              11010 TORREYANA ROAD
                               SAN DIEGO, CA 92121
                                 (858) 404-6600

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                              THOMAS A. COLL, ESQ.
                              DAVID B. BERGER, ESQ.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                               SAN DIEGO, CA 92121
                                 (858) 550-6000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ].

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X].

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ].

----------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------

                                                      PROPOSED MAXIMUM
 TITLE OF CLASS OF SECURITIES      AMOUNT TO BE      OFFERING PRICE PER       AGGREGATE
       TO BE REGISTERED             REGISTERED            SHARE(1)          OFFERING PRICE    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value....     81,507              $27.07              2,206,394.49         $551.60
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the securities Act of 1933. The price per share and aggregate offering price are based upon the average of the high and low sales price of Aurora's common stock on February 5, 2001 as reported on the Nasdaq National Market. It is not known how many shares will be purchased under this registration statement or at what price such shares will be purchased.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

    INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 Subject to Completion, Dated February 7, 2001

PROSPECTUS

                                  81,507 SHARES

                         AURORA BIOSCIENCES CORPORATION

                                  COMMON STOCK



                                ----------------






        We are registering our common stock for resale by the selling stockholders identified in this prospectus. We will not receive any of the proceeds from the sale of shares by the selling stockholders. Our common stock is listed on the Nasdaq National Market under the symbol "ABSC." On February 6, 2001, the last reported sales price for our common stock, was $26.94 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS," BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                ----------------





               The date of this prospectus is February ___, 2001.

                         AURORA BIOSCIENCES CORPORATION

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should read the following summary together with the more detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated here by reference.

        We develop and commercialize technologies, products and services to accelerate the discovery of new medicines. Our core technologies include a broad portfolio of proprietary fluorescence assays and screening platforms designed to provide an integrated solution for drug discovery. Our fluorescence assay technologies include our GeneBLAzer(TM), GenomeScreen(TM), Vivid(TM) and Phosphorylight(TM) technologies, as well as a broad collection of fluorescent proteins. Our screening platforms include our ultra-high throughput screening system, the UHTSS(R) Platform, and our automated master compound store, the AMCS(TM) Platform, as well as our ion channel screening platform, which includes our proprietary voltage sensor probes and voltage ion probe reader, the VIPR(TM) subsystem. We also provide assay development and screening services as part of our drug discovery collaborations.

        Our executive offices are located at 11010 Torreyana Road, San Diego, California 92121, and our telephone number is (858) 404-6600.

                                  RISK FACTORS

     Investment in Aurora shares involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus before purchasing any Aurora shares. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock.

IF AURORA DOES NOT SUCCESSFULLY DELIVER, INSTALL AND VALIDATE THE UHTSS PLATFORM OR AMCS ON TIME, OR IF THE UHTSS PLATFORM OR AMCS DOES NOT ACHIEVE COMMERCIAL ACCEPTANCE, AURORA'S RELATIONSHIPS WITH ITS CUSTOMERS COULD BE HARMED.

     Complex instrumentation systems and other drug discovery technologies that appear to be promising at early stages of development may not become fully operational for a number of reasons. These systems may:

     - be found ineffective;

     - be impossible or uneconomical to produce;

     - fail to achieve expected performance levels or industry acceptance; or

     - be precluded from commercialization by the proprietary rights of third parties.

     Some of the instrumentation and software expected to comprise the UHTSS Platform and AMCS are not now and have not previously been used in commercial applications. Many of these technologies have not been validated or developed at levels necessary to screen miniaturized assays, and there can be no assurance that the UHTSS Platform or AMCS will achieve expected performance levels at these scales. The complexity of both the UHTSS Platform and AMCS has led to unexpected delays in delivering, installing and validating these platforms that may lead to financial penalties and contractual disputes regarding the delivery and acceptance of these platforms by Aurora's customers. Contractual disputes with Aurora's customers may not be resolved in Aurora's favor and may harm its reputation. The successful implementation and operation of the UHTSS Platform and AMCS will be a complex process requiring integration and coordination of a number of factors, including integration of and successful interface between complex advanced robotics, microfluidics, automated storage and retrieval systems and software and information systems. Aurora may not be able to successfully integrate or implement all of the instrumentation needed for the UHTSS Platform or AMCS. As the UHTSS platform and AMCS are individually developed, integrated and used, it is possible that previously unanticipated limitations or defects may emerge.

     In addition, operators using Aurora's systems may require substantial new technical skills and training. Unforeseen complications may arise in the development, delivery and operation of the UHTSS Platform or AMCS that could materially delay or limit use by Aurora and its customers, substantially increase the anticipated cost of development of the systems, result in Aurora's breach of contractual obligations to its customers and others, or render the systems unable to perform at the quality and capacity levels required for success. Aurora may not be able to successfully deliver, install and validate the UHTSS Platform or AMCS under current delivery timelines, achieve anticipated throughputs, gain industry acceptance of its approach to the identification of lead compounds or develop a sustainable profitable business. Any complications or delays could subject Aurora to litigation and have other material adverse effects on its business, financial condition or results of operations.

AURORA DEPENDS ON STRATEGIC PARTNERS, AND THE FAILURE TO SUCCESSFULLY MANAGE EXISTING AND FUTURE CUSTOMERS COULD PREVENT IT FROM COMMERCIALIZING MANY OF ITS PRODUCTS AND SUSTAINING PROFITABILITY OR REVENUE GROWTH.

     Aurora's strategy for the development of the UHTSS platform includes the establishment of a syndicate of collaborators to provide it with development funding, technology and personnel resources and system validation. Aurora has collaborative agreements with Bristol-Myers Squibb, Eli Lilly, Warner-Lambert, Merck and Pfizer to license Aurora's fluorescence assay technologies for their internal discovery research, and to collaborate on screen development. In addition, Aurora has developed screens and/or implemented screening programs for Pharmacia & Upjohn, F. Hoffmann-LaRoche, American Home Products, Glaxo Wellcome, Roche Bioscience, Becton-Dickinson, Allelix Biopharmaceuticals, Cystic Fibrosis Foundation, and Cytovia. Moreover, the success of Aurora's recently announced Big Biology initiative will depend to a significant degree on the willingness of third parties to collaborate with Aurora for the development and commercialization of any drug candidates that Aurora may identify through its internal research programs. Aurora has limited or no control over the resources that any strategic partner may devote to its products or programs or that such partner may devote to any product developed by Aurora. Aurora's agreements generally may be terminated by the collaborator without cause upon short notice, which would result in the loss of anticipated revenue. Aurora's collaborators may not perform their obligations as expected and Aurora may not derive any additional revenue from any present or future collaborative or strategic agreements. Termination of Aurora's existing or future collaborative agreements, or the failure to enter into a sufficient number of additional collaborative agreements on favorable terms, could have a material adverse effect on its business, financial condition or results of operations. Aurora's present or future collaborative relationships could be harmed if:

     - Aurora does not deliver its services or systems when contractually specified;

     - Aurora does not achieve research and development objectives under its collaborative agreements;

     - Aurora develops products and processes or enters into additional collaborative agreements that could conflict with the business objectives of its existing collaborative partners;

     - Aurora disagrees with its collaborative partners as to rights to intellectual property Aurora develops;

     - Aurora is unable to manage multiple simultaneous collaborative relationships;

     - Aurora's collaborative partners become competitors of Aurora or enter into agreements with Aurora's competitors;

     - Consolidation in Aurora's target markets limits the number of potential collaborative partners; or

     - Aurora is unable to negotiate additional agreements having satisfactory terms.

AURORA MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY IN THE FUTURE.

     Aurora was profitable during the nine-month period ended September 30, 2000 but had an accumulated deficit of $16.7 million as of September 30, 2000. Aurora's ability to sustain profitability will depend in part on its ability to successfully deliver, install and validate its UHTSS Platform and AMCS for each of its collaborative partners, successfully sell drug discovery services to pharmaceutical and biotechnology companies and gain industry acceptance of its systems, services and technologies. Aurora has derived substantially all of its revenue from sales of services and technologies, license fees, payments from collaborators and interest income, and it expects to derive substantially all of its revenue from these sources. Aurora does not expect to receive royalties or other revenues from commercial sales of products based upon any compound identified using its technologies for at least several years, if at all.

     Aurora expects to spend significant amounts to fund its expansion of operations, continued development of products, systems and fluorescence assay and genomics technologies, as well as its recently announced Big Biology initiative. As a result, Aurora expects that its operating expenses will increase in the near term and, consequently, it will need to generate additional revenue to sustain profitability. Future revenue is uncertain because Aurora's ability to generate revenue will depend upon its ability to enter into new collaborative, service and license agreements, and to meet research, development and commercialization objectives under new and existing agreements. Even if Aurora achieves profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis.

AURORA'S BUSINESS MODEL IS NOVEL, WHICH MAY DISCOURAGE THIRD PARTIES FROM USING ITS TECHNOLOGIES AND SERVICES.

     Aurora intends to use its screening platforms, chemical libraries and fluorescence assay technologies to rapidly identify for itself and its collaborators as many compounds with commercial potential as possible. Historically, because of the highly proprietary nature of these discovery activities, the importance of these activities to drug discovery and development efforts and the desire to obtain maximum patent and other proprietary protection on the results of their programs, pharmaceutical and biotechnology companies have conducted target screening and lead compound identification within their own internal research departments. Aurora's ability to succeed will be dependent, in part, upon the willingness of multiple collaborators to accept its business model and to use its systems, services and technologies as a tool in the discovery and development of compounds with commercial potential. Because of the potential overlap of compounds and targets provided to Aurora by its collaborators, as well as those being developed independently by Aurora, conflicts may arise among collaborators as to rights to particular products developed as a result of being identified through the use of Aurora's technologies. Aurora's failure to successfully manage existing and future collaborative relationships, maintain confidentiality among such relationships or prevent the occurrence of such conflicts could lead to disputes that result in, among other things, a significant strain on management resources, legal claims involving significant time and expense and a loss of reputation, a loss of capital or a loss of collaborators, any of which could have a material adverse effect on its business, financial condition or results of operations.

AURORA MAY USE SUBSTANTIAL FUNDS AND MANAGEMENT EFFORTS TO PURSUE ADDITIONAL COLLABORATIVE ARRANGEMENTS WITH NO ASSURANCE OF SUCCESSFULLY SELLING ITS PRODUCTS OR SERVICES OR ENTERING INTO A COLLABORATIVE AGREEMENT.

     Aurora's ability to enter into agreements with additional collaborators or to expand its agreements with existing collaborators depends in part upon potential collaborators being convinced that Aurora's technologies can help accelerate their drug discovery efforts. This may require substantial time and effort on Aurora's part to educate potential collaborators and other users of its services and technologies on the efficiencies and potential benefits presented by its services and technologies. In addition, many of the collaborations involve the negotiation of customized terms regarding licensing, scope of agreement and types of services required. Aurora may expend substantial funds and management efforts to pursue collaborative opportunities with no assurance that a collaboration will result.

COMPETITION IN THE BIOTECHNOLOGY AND PHARMACEUTICAL INDUSTRIES MAY RESULT IN COMPETING PRODUCTS AND TECHNOLOGIES THAT MAKE AURORA'S PRODUCTS AND TECHNOLOGIES OBSOLETE.

     The biotechnology industry is characterized by rapid technological change. Competition is intense among pharmaceutical and biotechnology companies that attempt to identify compounds for development or support drug discovery efforts.

     Because Aurora's screening platforms are designed to integrate a number of different technologies, Aurora competes in many areas, including instrumentation, assay development, high throughput screening and functional genomics. It competes with instrumentation companies, the research departments of pharmaceutical and biotechnology companies and other commercial enterprises, as well as numerous academic and research institutions. Another technology provider may develop a product to compete with Aurora's screening platforms. Pharmaceutical, biotechnology and instrumentation companies that currently compete with Aurora may merge or enter into alliances with other companies and become substantial competitors. Aurora's collaborators may assemble their own ultra-high throughput screening systems by purchasing components or contracting for services from competitors. Genomics and combinatorial chemistry companies may also expand their business to include compound screening or assay development.

     Many of these pharmaceutical and biotechnology companies, which represent the greatest potential market for Aurora's systems, services and technologies, have developed or are developing internal programs and other methodologies to improve productivity, including major investments in robotics technology to permit the automated screening of compounds. Aurora's technological approaches, in particular its screening platforms, may be rendered obsolete or uneconomical by advances in existing technological approaches or the development of different approaches by its current or future competitors.

AURORA MAY NEED TO INITIATE LAWSUITS TO PROTECT OR ENFORCE ITS PATENTS OR OTHER PROPRIETARY RIGHTS, WHICH WOULD BE EXPENSIVE AND, IF IT LOSES, MAY CAUSE IT TO LOSE SOME OF ITS INTELLECTUAL PROPERTY RIGHTS, WHICH WOULD REDUCE ITS ABILITY TO COMPETE IN THE MARKET AND MAY CAUSE ITS STOCK PRICE TO DECLINE.

     Aurora relies on patents to protect a large part of its intellectual property and competitive position. Aurora's patents, which have been or may be issued, may not afford meaningful protection for its technology and products. In addition, Aurora's current and future patent applications may not result in the issue of patents in the United States or foreign countries. Aurora's competitors may develop products and technologies similar to Aurora's that do not conflict with its patents. In order to protect or enforce its patent rights, Aurora may initiate patent litigation against third parties, such as infringement suits or interference proceedings. These lawsuits could be expensive, take significant time, and could divert management's attention from other business concerns. These lawsuits would put Aurora's patents at risk of being invalidated or interpreted narrowly and its patent applications at risk of not issuing. Further, these lawsuits may also provoke these third parties to assert claims against Aurora. The patent position of biotechnology firms is highly uncertain, involves complex legal and factual questions, and has recently been the subject of much litigation. Aurora cannot assure you that it will prevail in any of these suits or that the damages or other remedies awarded to it, if any, will be commercially valuable. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. If securities analysts or others perceive any of these results to be negative, it could cause Aurora's stock price to decline.

BECAUSE AURORA'S PRODUCTS AND SERVICES CURRENTLY DEPEND ON COMPONENTS AND TECHNOLOGIES LICENSED FROM THIRD PARTIES, A BREACH BY AURORA OF ANY OF THE TERMS OF THESE LICENSES COULD RESULT IN THE LOSS OF ACCESS TO THESE COMPONENTS AND TECHNOLOGIES AND COULD DELAY OR SUSPEND ITS RESEARCH AND DEVELOPMENT PLANS.

     Some aspects of Aurora's technologies and products have been licensed from third parties. A failure by Aurora to maintain the right to use these components and technologies could seriously harm its business, financial condition and results of operation. In particular, Aurora is dependent, in part, on the patent rights licensed from third parties with respect to its fluorescence assay and screening technologies.

     Patent applications filed by Aurora or its licensors may not result in patents being issued with respect to intellectual property it has licensed, claims of those patents may not offer sufficient protection, and any patents licensed by Aurora may be challenged, narrowed, invalidated or circumvented. Aurora may also be subject to legal proceedings that result in the revocation of patent rights previously licensed to it, as a result of which it may be required to obtain licenses from others to continue to develop, test or commercialize its systems, services or technologies. Aurora may not be able to obtain such licenses on acceptable terms, if at all, which would result in delays or a suspension of its research and development plans.

AURORA'S SUCCESS WILL DEPEND PARTLY ON ITS ABILITY TO OPERATE WITHOUT INFRINGING ON OR MISAPPROPRIATING THE PROPRIETARY RIGHTS OF OTHERS.

     Aurora may be sued for infringing the proprietary rights of others. Aurora may have to pay substantial damages, including treble damages, for past infringement if it is ultimately determined that Aurora's products infringe a third party's proprietary rights. The drug discovery industry, including screening technology companies, has a history of patent litigation and will likely continue to have patent litigation suits concerning drug discovery technologies. A number of patents have issued and may issue on certain drug targets or their use in screening assays that could prevent Aurora and its collaborators from developing screens using such targets, or relate to certain other aspects of technology that Aurora utilizes or expects to utilize. From time to time, Aurora receives invitations from third parties to license patents owned or controlled by such parties. Aurora evaluates these requests and intends to obtain licenses that are compatible with its business objectives. Aurora may not be able to obtain licenses on acceptable terms, if at all. Aurora's inability to obtain or maintain patent protection or necessary licenses could have a material adverse effect on its business, financial condition or results of operations.

OTHER METHODS OF PROTECTING AURORA'S TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY, INCLUDING CONFIDENTIALITY AGREEMENTS WITH EMPLOYEES AND OTHERS, MAY NOT ADEQUATELY PREVENT DISCLOSURE OF PROPRIETARY INFORMATION.

     In addition to patent protection, Aurora relies on a combination of copyright and trademark laws, trade secrets, know-how and other contractual provisions and technical measures to protect its intellectual property rights. In an effort to maintain the confidentiality and ownership of trade secrets and proprietary information, Aurora requires employees, consultants and collaborators to execute confidentiality and invention assignment agreements upon commencement of a relationship with Aurora. These measures may not provide meaningful protection for Aurora's trade secrets or other confidential information and technology. Aurora may not have adequate remedies in the event of unauthorized use or disclosure of its confidential or proprietary information. In addition, third parties may independently discover trade secrets or proprietary information. Costly and time-consuming litigation could be necessary to enforce and determine the scope of Aurora's proprietary rights, and failure to obtain and maintain trade secret protection could adversely affect its competitive position.

IF AURORA'S CONTRACTORS AND VENDORS FAIL TO PROVIDE IT WITH ESSENTIAL COMPONENTS THAT IT NEEDS TO CONTINUE RESEARCH AND DEVELOPMENT, AURORA WOULD EXPERIENCE DELAYS AND ADDITIONAL EXPENSES.

     Aurora relies on a limited number of contractors, suppliers and vendors for the development, manufacture and supply of certain components in the areas of informatics, robotics, automated storage and retrieval, liquid handling systems, microfluidics and detection devices. Although Aurora believes that alternative sources for these components are available, any interruption in the development, manufacture or supply of a single-sourced component could have a material adverse effect on its ability to develop the UHTSS Platform or other screening platforms until a new source of supply is qualified, could subject it to penalties for delays in delivery of the UHTSS platform and, as a result, could have a material adverse effect on its business, financial condition or results of operations. In addition, Aurora's current or future technology suppliers may not meet its requirements for quality, quantity or timeliness. If any of Aurora's current or future technology suppliers fails to deliver components, including mechanical components of its screening platforms, that meet required specifications in a timely manner, or at all, it could significantly affect Aurora's ability to meet its contractual obligations to its collaborators and expose it to significant potential liabilities.

IF AURORA LOSES KEY PERSONNEL OR IS UNABLE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL AS NECESSARY, IT COULD HARM ITS RESEARCH AND DEVELOPMENT EFFORTS AND WOULD IMPAIR ITS ABILITY TO COMPETE.

     Aurora's success depends to a significant degree upon the continued contributions of its executive officers, management and staff. If Aurora loses the services of one or more of these people, it may be unable to achieve its business objectives or meet its commitments under existing agreements and its stock price could decline. Aurora may not be able to attract or retain qualified employees in the future due to intense competition for qualified personnel among biotechnology and other technology-based businesses, particularly in the San Diego area. If Aurora is unable to attract and retain the necessary personnel to accomplish its business objectives, it may experience resource constraints that will adversely affect its ability to meet the demands of its strategic partners in a timely fashion or to support its ability to attract and retain highly skilled scientists, including individuals holding doctoral degrees in the basic sciences and engineers. All of Aurora's current employees are at-will employees, which means that either the employee or Aurora may terminate the employment relationship at any time.

AURORA MAY ENCOUNTER DIFFICULTIES MANAGING ITS GROWTH, WHICH COULD ADVERSELY AFFECT ITS RESULTS OF OPERATIONS.

     Aurora's success will depend on its ability to expand and manage operations and facilities. To be cost-effective and timely in the development and installation of Aurora's systems, services and technologies, it must coordinate the integration of multiple technologies in complex systems, both internally and for its collaborators. Aurora may not be able to manage its growth, to meet the staffing requirements of additional collaborative relationships or successfully assimilate and train new employees. If Aurora continues to grow, its existing management skills and systems may not be adequate and it may not be able to manage any additional growth effectively. If Aurora fails to achieve any of these goals, there could be a material adverse effect on its business, financial condition or results of operations.

IF AURORA ENGAGES IN ANY MERGER OR ACQUISITION TRANSACTIONS (OTHER THAN THE CURRENTLY PROPOSED MERGER WITH PANVERA), IT WILL INCUR A VARIETY OF COSTS AND MAY POTENTIALLY FACE OTHER RISKS THAT COULD ADVERSELY AFFECT ITS BUSINESS OPERATIONS.

     If appropriate opportunities become available, Aurora may consider acquiring businesses, technologies or products that it believes are a strategic fit with its business. Aurora currently has no commitments or agreements with respect to any material acquisitions, other than the proposed merger with PanVera. If Aurora pursues an acquisition strategy, it could:

     - issue equity securities which could dilute current stockholders' percentage ownership;

     - incur substantial debt; or

     - assume contingent liabilities.

     Aurora may not be able to successfully integrate any businesses, products, technologies or personnel that it might acquire in the future without a significant expenditure of operating, financial and management resources, if at all. In addition, future acquisitions might negatively impact its business relations with its collaborators. Further, recent proposed accounting changes could result in a negative impact on its results of operations as well as the resulting cost of the acquisition. Any of these adverse consequences could harm Aurora's business.

IF AURORA REQUIRES ADDITIONAL CAPITAL TO FUND ITS OPERATIONS, IT MAY NEED TO ENTER INTO FINANCING ARRANGEMENTS WITH UNFAVORABLE TERMS OR WHICH COULD ADVERSELY AFFECT YOUR OWNERSHIP INTEREST AND RIGHTS AS COMPARED TO OTHER STOCKHOLDERS.

     Aurora may be required to raise additional capital over a period of several years in order to expand its operations or acquire new technology. Aurora may raise this additional capital through additional public or private equity financings, borrowings and other available sources. Aurora's business or operations may change in a manner that would consume available resources more rapidly than anticipated, or substantial additional funding may be required before it can sustain profitable operations. If additional financing is required to operate its business, Aurora cannot assure you that additional financing will be available on terms favorable to it, or at all. If adequate funds are not available or are not available on acceptable terms, Aurora's ability to fund its operations, take advantage of opportunities, develop products or technologies or otherwise respond to competitive pressures could be significantly limited.

     If Aurora raises additional funds through the issuance of equity securities, the percentage ownership of its stockholders will be reduced, stockholders may experience additional dilution or such equity securities may provide for rights, preferences or privileges senior to those of the holders of its common stock. If Aurora raises additional funds through the issuance of debt securities, the debt securities would have rights, preferences and privileges senior to holders of common stock and the terms of that debt could impose restrictions on Aurora's operations.

AURORA'S TECHNOLOGIES AND PRODUCTS MAY NOT RESULT IN THE DISCOVERY AND COMMERCIALIZATION OF DRUG CANDIDATES AND IT MAY NOT GENERATE REVENUES FROM MILESTONES OR ROYALTIES IN THE FUTURE.

     Many of Aurora's agreements with collaborators and technology licensees provide that Aurora may receive milestone payments or royalties based on future sales of drug candidates discovered by those collaborators and licensees through the use of Aurora's services, technologies and products. In addition, Aurora recently announced the launch of its Big Biology initiative, pursuant to which Aurora intends to rapidly identify drug candidates. Use of Aurora's services, technologies or products either internally or by collaborators and licensees may not result in the discovery of lead compounds that will be safe or effective. Aurora's screens may result in developed and commercialized pharmaceutical products that could generate milestone payments and royalties only after lengthy and costly pre-clinical and clinical development efforts, the receipt of necessary regulatory approvals, including approvals by the Federal Drug Administration and equivalent foreign authorities, and the integration of manufacturing capabilities and successful marketing efforts, all of which must be performed by its collaborators. Aurora does not currently intend to perform any of these activities, other than preclinical studies. Aurora's collaborators may decide not to develop or commercialize lead compounds identified through the use of Aurora's technologies.

     Development and commercialization of lead compounds depends not only on the achievement of research objectives by Aurora and its collaborators, but also on each collaborator's own financial, competitive, marketing and strategic considerations, all of which are outside Aurora's control. Aurora's collaborators may not successfully perform their development, regulatory, compliance, manufacturing or marketing functions. Products may not be developed and commercialized as a result of its collaborations and any development or commercialization may not be successful. If commercialization of lead compounds is successful, disputes may arise over payments to Aurora. Aurora does not expect to receive royalties or other revenues from commercial sales of products based upon any compound identified using its technologies for at least several years, if at all.

DRUG PRODUCTS DEVELOPED AND COMMERCIALIZED BY AURORA OR ITS COLLABORATIVE PARTNERS WILL LIKELY REQUIRE REGULATORY APPROVALS, WHICH MAY REDUCE AURORA'S POTENTIAL REVENUES FROM MILESTONES OR ROYALTIES.

     If Aurora or one of its collaborators successfully identifies a drug candidate for development and commercialization, it will likely be subject to extensive government regulation. Regulation by the Federal Drug Administration and other governmental entities in the United States and other countries will be a significant factor in the production and marketing of any pharmaceutical products that may be developed by a collaborator. Pharmaceutical products developed by Aurora or one of its collaborators will require lengthy and costly pre-clinical and clinical trials and regulatory approval by governmental agencies prior to commercialization. Approvals may not be granted despite substantial time and resources required to obtain approvals and comply with appropriate statutes and regulations. Delays in obtaining regulatory approvals would adversely affect the marketing of any drugs developed by Aurora or one of its collaborators, diminish any competitive advantages that its collaborators may attain and therefore adversely affect Aurora's ability to receive royalties or milestone payments.

AURORA MAY BE SUED FOR PRODUCT LIABILITY.

     Aurora may be held liable if any product it develops, or any product which is made with the use of any of its technologies, causes injury or is found otherwise unsuitable during product testing, manufacturing, marketing or sale. Although Aurora currently maintains product liability insurance, it may not have insurance coverage sufficient in amount and scope against potential liabilities and it may not be able to obtain sufficient coverage at a reasonable cost. Furthermore, product liability insurance is becoming increasingly expensive. As a result, Aurora may not be able to maintain current amounts of insurance coverage, obtain additional insurance, or obtain insurance at a reasonable cost, which could prevent or inhibit the commercialization of products or technologies. If Aurora is sued for any injury caused by its technology or products, its liability could exceed its total assets.

AURORA'S ACTIVITIES INVOLVE THE USE OF HAZARDOUS MATERIALS, WHICH SUBJECT IT TO REGULATION, RELATED COSTS AND DELAYS AND POTENTIAL LIABILITIES.

     Aurora's business involves the controlled storage, use and disposal of hazardous materials, including chemical, biological and radioactive materials. It is subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. Although Aurora believes that its safety procedures for handling and disposing of these hazardous materials comply with the standards prescribed by law and regulation, it cannot completely eliminate the risk of accidental contamination or injury from those hazardous materials. In the event of an accident, it could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of its insurance. Aurora may not be able to maintain insurance on acceptable terms, or at all. Aurora could incur significant costs or impairment of its research, development or production efforts in order to comply with current or future environmental laws and regulations.

AURORA'S OPERATING RESULTS FLUCTUATE SIGNIFICANTLY AND ANY FAILURE TO MEET FINANCIAL EXPECTATIONS MAY DISAPPOINT SECURITIES ANALYSTS OR INVESTORS AND RESULT IN A DECLINE IN AURORA'S STOCK PRICE.

     Aurora's quarterly operating results have fluctuated in the past and are likely to do so in the future as a result of many factors, many of which are out of its control. For example, Aurora's revenues have varied dramatically as a result of the timing of fees it obtains under its various collaborative, technology licensing and services agreements, as these payments are frequently comparatively large and are recognized unevenly over time. In addition, Aurora's research and development expenses may increase significantly as a result of the implementation and future potential expansion of its recently announced Big Biology initiative. It is possible that in some future quarter or quarters, Aurora's operating results will be below the expectations of securities analysts or investors. In this event, the market price of its common stock may fall abruptly and significantly. Because its revenue and operating results are difficult to predict, Aurora believes that period-to-period comparisons of its results of operations are not a good indication of its future performance. Some of the factors that could cause Aurora's operating results to fluctuate include:

     - termination of collaborative agreements;

     - implementation and expansion of Aurora's Big Biology initiative;

     - Aurora's ability to enter into new agreements with collaborators or technology licensees;

     - Aurora's ability to complete delivery requirements under existing collaborative agreements;

     - Aurora's acquisition of complimentary businesses or technologies; and

     - general and industry specific economic conditions, which may affect Aurora's customers' research and development expenditures.

     If revenue declines in a quarter, whether due to a delay in recognizing expected revenue or otherwise, Aurora's earnings will decline because many of its expenses are relatively fixed.

AURORA'S STOCK PRICE MAY BE PARTICULARLY VOLATILE BECAUSE OF THE INDUSTRY IN WHICH IT OPERATES.

     The market prices for securities of comparable technology companies, particularly life science companies, have been highly volatile and the market has experienced significant price and volume fluctuations that are often unrelated to the operating performance of particular companies. Announcements of technological innovations or new commercial products by Aurora or its competitors, disputes or other developments concerning proprietary rights, including patents and litigation matters, publicity regarding actual or potential results with respect to systems, services or technologies under development by Aurora, its collaborators or its competitors, regulatory developments in both the United States and foreign countries, public concern as to the efficacy of new technologies, general market conditions, as well as quarterly fluctuations in Aurora's revenue and financial results and other factors may have a significant impact on the market price of Aurora's common stock. In particular, the realization of any of the risks described in these "Risk Factors" could have a dramatic and materially adverse impact on the market price of Aurora's common stock. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against those companies. This type of litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which could materially and adversely affect Aurora's business, financial condition or results of operations.

AURORA IS SUBJECT TO ANTI-TAKEOVER PROVISIONS IN ITS CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW THAT COULD DELAY OR PREVENT AN ACQUISITION OF AURORA, EVEN IF THE ACQUISITION WOULD BE BENEFICIAL TO ITS STOCKHOLDERS.

     Provisions of Aurora's certificate of incorporation, bylaws and Delaware law could make it more difficult for a third party to acquire it, even if doing so would be beneficial to its stockholders. These provisions could discourage potential take-over attempts and could adversely affect the market price for its common stock. Because of these provisions, you may not be able to receive a premium on your investment.

FUTURE SALES OF AURORA COMMON STOCK BY EXISTING STOCKHOLDERS OR BY AURORA COULD CAUSE ITS STOCK PRICE TO DECLINE.

     Sales by existing stockholders of a large number of shares of Aurora's common stock in the public market, or the perception that sales could occur, could cause the market price of its common stock to drop. Likewise, additional equity financings or other issuances of stock by Aurora could adversely affect the market price of its common stock.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "the Company believes," "the Company intends," "we believe," "we intend" and similar words or phrases. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus or incorporated by reference.

        Because the factors discussed in this prospectus or incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on behalf of the company, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                       WHERE YOU CAN GET MORE INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC's Web site at "http://www.sec.gov."

        We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

        - Annual Report on Form 10-K for the year ended December 31, 1999 as amended by Forms 10-K/A filed on March 22, 2000 and September 26, 2000, respectively;

        - Notice of Annual Meeting and Proxy Statement for the 2000 Annual Meeting of Stockholders held on May 23, 2000;

        - The description of our common stock contained in our Form 8-A filed on June 6, 1997, including any amendment or report filed for the purposes of updating such description;

        - Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 filed on May 15, 2000,
            August 11, 2000 and November 13, 2000, respectively; and

        - Current Reports on Forms 8-K filed on November 3, 2000 (as amended by a report on Form 8-K/A filed on December 14, 2000), November 21, 2000 and February 7, 2001.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

                         Aurora Biosciences Corporation
                              11010 Torreyana Road
                               San Diego, CA 92121
                            Attn: Investor Relations
                                 (858) 404-6600

                              SELLING STOCKHOLDERS

        We are registering for resale certain shares of our common stock held by the selling stockholders identified below. The following table sets forth:

        -   the name of the selling stockholders;

        - the number and percent of shares of our common stock that the selling stockholders beneficially owned prior to the offering for resale of any of the shares of our common stock being registered by the registration statement of which this prospectus is a part;

        - the number of shares of our common stock that may be offered for resale for the account of the selling stockholders pursuant to this prospectus; and

        - the number and percent of shares of our common stock to be held by the selling stockholders after the offering of the resale shares (assuming all of the resale shares are sold by the selling securityholders).

        This information is based upon information provided by each respective selling stockholder, schedules 13G and other public documents filed with the SEC, and assumes the sale of all of the resale shares by the selling stockholders. The term "selling stockholders" includes the stockholders listed below and their transferees, pledgees, donees or other successors. The applicable percentages of ownership are based on an aggregate of 22,756,676 shares of common stock issued and outstanding as of January 31, 2001.



                                               SHARES                                  SHARES
                                          BENEFICIALLY OWNED        NUMBER OF     BENEFICIALLY OWNED
                                          PRIOR TO OFFERING          SHARES         AFTER OFFERING
                                         ---------------------       BEING        ------------------
SELLING STOCKHOLDERS                     NUMBER        PERCENT      OFFERED        NUMBER    PERCENT
--------------------                     ------        -------      ---------     -------    -------
Origins, LLC                             22,213           *          22,213          --           *
E. Peter Greenberg                       21,089           *          21,089          --           *
Julius A. Vida                            1,405           *           1,405          --           *
Paul M. Bakker                           10,778           *          10,778          --           *
Ute Muh                                     281           *             281          --           *
Charles C. Harwood                        4,217           *           4,217          --           *
Steven J. Gilbert                         3,749           *           3,749          --           *
Alan P. Matthews                          6,561           *           6,561          --           *
Michael Christ                            6,561           *           6,561          --           *
Matthew Fleming                              70           *              70          --           *
Rebekka Wachter                             313           *             313          --           *
Mats Ormo                                   313           *             313          --           *
S. James Remington                          624           *             624          --           *
University of Oregon Foundation           3,333           *           3,333          --           *

----------

*    Less than 1%

                              PLAN OF DISTRIBUTION

        The resale shares of common stock may be sold from time to time by the selling stockholders in one or more transactions at:

        -   fixed prices;

        -   market prices at the time of sale;

        -   varying prices determined at the time of sale; or

        -   negotiated prices

        The selling stockholders may offer their resale shares in one or more of the following transactions:

        - on any national securities exchange or quotation service at which our common stock may be listed or quoted at the time of sale, including the Nasdaq National Market;

        -   in the over-the-counter market;

        -   in private transactions;

        -   through options; and

        - by pledge to secure debts and other obligations, or a combination of any of the above transactions.

        If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

        The resale shares of common stock described in this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer shares of common stock to or through underwriters, broker/dealers or agents. The selling stockholders and any underwriters, broker/dealers or agents that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act. Any profits on the resale of shares of common stock and any compensation received by any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

        Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under rule 144 rather than under the terms of this prospectus. The selling stockholders may transfer, will or gift such shares by other means not described in this prospectus.

        To comply with the securities laws of certain jurisdictions, the common stock must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common stock may not simultaneously engage in market-making activities with respect to the common stock for nine business days prior to the start of the distribution. In addition, each selling stockholder and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act which may limit the timing of purchases and sales of common stock by the selling stockholders or any other person. These factors may affect the marketability of the common stock and the ability of brokers or dealers to engage in market-making activities.

        We will pay all costs and expenses associated with the registration of the resale shares. These expenses include the SEC's filing fees and fees under state securities or "blue sky" laws. We estimate that our expenses in connection with this offering will be approximately $103,051. All expenses for the issuance of a supplement to this prospectus, when requested by selling stockholder(s), will be paid by the requesting stockholder(s). The selling stockholders will pay all underwriting discounts, commissions, transfer taxes and other expenses associated with the sale of the resale shares by them.

                                 USE OF PROCEEDS

        We will not receive any proceeds from the resale of the shares of common stock offered by the selling stockholders.

                                  LEGAL MATTERS

        Cooley Godward LLP will pass upon the validity of the issuance of the common stock offered by this prospectus.

                                     EXPERTS

        Ernst & Young LLP, independent auditors, have audited our financial statements included in our annual report on Form 10-K/A for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        Ernst & Young LLP, independent auditors, have audited Aurora's supplemental consolidated financial statements (included in our Current Report on Form 8-K/A, filed with the SEC on December 14, 2000) as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999, as set forth in their report, which, as to the years 1998 and 1999 are based in part on the report of Hildebrand, Limparis & Hevey, CPAs, PC. Our consolidated financial statements are incorporated by reference in this prospectus and registration statement in reliance on such reports, given on the authority of such firms as experts in accounting and auditing.

================================================================================

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. THIS PROSPECTUS IS NOT AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE AN OFFER AND SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS COMMON STOCK PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF OUR COMMON STOCK.




                                ----------------


                                TABLE OF CONTENTS

                                                 PAGE
                                                 ----
Aurora Biosciences Corporation ...........         4
Risk Factors .............................         5
Disclosure Regarding Forward Looking
   Statements ............................        14
Where You Can Get More Information .......        15
Selling Stockholders .....................        16
Plan of Distribution .....................        16
Use of Proceeds ..........................        18
Legal Matters ............................        18
Experts ..................................        18




                                  81,194 SHARES

                                  COMMON STOCK


                                     AURORA
                                   BIOSCIENCES
                                   CORPORATION






                              --------------------

                                   PROSPECTUS
                              --------------------






                              FEBRUARY _____, 2001




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee and the listing fee are estimated):

            SEC Registration Fee....................      $    551.60
            Nasdaq National Market Listing Fee .....             -
            Legal fees and expenses ................        75,000
            Accounting fees and expenses ...........        20,000
            Printing and engraving expenses ........         5,000
            Transfer agent fees ....................         2,500
                                                          -----------
                      Total ........................      $103,051.60


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        The Registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the DGCL and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by applicable law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' or officers' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

        The Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

        At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

        The Registrant has an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 16. EXHIBITS.

(a) Exhibits.

   EXHIBIT NO.                        DESCRIPTION
   -----------                        -----------
       5.1        Opinion of Cooley Godward LLP.
      23.1        Consent of Ernst & Young LLP, Independent Auditors.
      23.2        Consent of Hildebrand, Limparis & Hevey, CPA, PC.
      23.3        Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
      24.1        Power of Attorney.

ITEM 17. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low end or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for purposes of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be an initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which shall remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 7,
2001.

                                         AURORA BIOSCIENCES CORPORATION

                                         By:    /s/    STUART J.M. COLLINSON
                                            ------------------------------------
                                                    Stuart J.M. Collinson
                                                   Chief Executive Officer
                                                       and President

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart J.M. Collinson and John Pashkowsky, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                  TITLE                            DATE
               ---------                                  -----                            ----
        /s/    STUART J.M. COLLINSON        Chief Executive Officer, President       February 7, 2001
----------------------------------------    and Director (Principal Executive
             Stuart J.M. Collinson                      Officer)


           /s/    JOHN PASHKOWSKY              Vice President of Finance and         February 7, 2001
----------------------------------------      Treasurer (Principal Financial
              John Pashkowsky                     and Accounting Officer)


                                                         Director                    February __, 2001
----------------------------------------
                 James C. Blair


           /s/    JOHN D. MENDLEIN                       Director                    February 7, 2001
----------------------------------------
               John D. Mendlein


        /s/    HUGH Y. RIENHOFF, JR.                     Director                    February 7, 2001
----------------------------------------
             Hugh Y. Rienhoff, Jr.


                                                         Director                    February __, 2001
----------------------------------------
                Roy A. Whitfield


         /s/    TIMOTHY J. WOLLAEGER                     Director                    February 7, 2001
----------------------------------------
              Timothy J. Wollaeger

               SIGNATURE                                  TITLE                            DATE
               ---------                                  -----                            ----
           /s/    WENDELL WIERENGA                       Director                    February 7, 2001
----------------------------------------
                Wendell Wierenga

                                  EXHIBIT INDEX

   EXHIBIT NO.                         DESCRIPTION
   -----------                         -----------
       5.1        Opinion of Cooley Godward LLP.
      23.1        Consent of Ernst & Young LLP, Independent Auditors.
      23.2        Consent of Hildebrand, Limparis & Hevey, CPA, PC.
      23.3        Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
      24.1        Power of Attorney. Reference is made to page II-4.